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                                                                   Exhibit 10.34

                                    AMENDMENT

       THIS AMENDMENT is made as of the 19th day of December, 2002, between General Electric Capital Corporation ("Secured Party") and Neose Technologies, Inc. ("Debtor") in connection with that certain Master Security Agreement, dated as of December 19, 2002 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

        2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

        New Subsection (l) is hereby added to Section 2 and hereby reads as follows:

        "(l) Secured Party will acquire by the terms of this Agreement good title to the Collateral under any and all Collateral Schedules free from all liens and encumbrances whatsoever and the Collateral has been delivered to Debtor in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and "

        New Subsection (m) is hereby added to Section 2 and hereby reads as follows:

        "The amount financed as set forth in the Collateral Schedules is the correct original equipment cost that Debtor paid to the vendors listed in the Collateral Schedules."

        5. REPORTS.

        Subsection (b) is hereby amended and restated as follows:

        "(b) Debtor will deliver to Secured Party financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor's president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor's Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, such annual statements being certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") and, if Debtor is a publicly held company, are to be in compliance with SEC requirements."

        7. DEFAULT AND REMEDIES.

        Subsection (a) is hereby amended and restated as follows:

        "(a) Debtor shall be in default under this Agreement and each of the other Debt Documents if:

        (i) Debtor breaches its obligation to pay when due any installment or other amount due under any of the Debt Documents;

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        (ii)   Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

        (iii)  Debtor breaches any of its insurance obligations under Section 4;

        (iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

        (v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

        (vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

        (vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

        (viii) Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor") dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

        (ix) If Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

        (x) A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

        (xi) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

        (xii) Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral; or

        (xiii) Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any other material equipment lease agreement.

        (xiv) At any time during the term of this Agreement Debtor sells more than 50% of its interest in the company to another corporation or business or all or substantially all of its assets without Secured Party's prior written consent."

        TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED

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HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY
CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

General Electric Capital Corporation        Neose Technologies, Inc.

By:  /s/ John Edel                          By:  /s/ A. Brian Davis
   ---------------------------------           ---------------------------------

Name:  John Edel                            Name:  A. Brian Davis
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Title:  Senior Vice President               Title:  Vice President, Finance
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